AMENDMENT NO. 1
                          Dated as of December 21, 1994

                                       to

                                Credit Agreement
                          Dated as of December 21, 1992


             THIS AMENDMENT NO. 1 dated as of December 21, 1994 ("Amendment") is entered into by and among Giddings & Lewis, Inc., a Wisconsin corporation (the "U.S. Borrower"), Giddings & Lewis, Ltd., a corporation organized under the laws of the United Kingdom, Giddings & Lewis GmbH, a corporation organized under the laws of the Republic of Germany, the "Lenders" party to the Credit Agreement referred to below, the "Issuing Banks" party to the Credit Agreement referred to below, Citicorp North America, Inc., a Delaware corporation (the "Retiring Agent"), Citibank, N.A. ("Citibank"), as agent for the Lenders and Issuing Banks (the "Agent"), Citicorp Investment Bank Limited (the "Retiring London Agent"), and Citibank International plc, as an agent for the Lenders (the "London Agent"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement referred to below.

                              PRELIMINARY STATEMENT

             A. The U.S. Borrower, the Multicurrency Borrowers, the Lenders, the Issuing Banks, the Retiring Agent and the Retiring London Agent are parties to that certain Credit Agreement dated as of December 21, 1992 (the "Credit Agreement"), pursuant to which the Lenders and the Issuing Banks have agreed to make certain loans and other financial accommodations to the U.S Borrower and the Multicurrency Borrowers.

             B. The U.S. Borrower, the Multicurrency Borrowers, the Lenders, the Issuing Banks, the Retiring Agent, the Agent, the Retiring London Agent and the London Agent have agreed to amend the Credit Agreement on the terms and subject to the conditions hereinafter set forth.

             NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the U.S. Borrower, the Multicurrency Borrowers, the Lenders, the Issuing Banks, the Retiring Agent, the Agent and the London Agent agree as follows:

             SECTION 1. Amendment of the Credit Agreement. Effective as of the date first above written, subject to the fulfillment of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

             1.1. Section 1.01 is amended to delete the defined terms "Advance", "Applicable Eurocurrency Rate Margin", "Applicable Lending Office", "Letter of Credit Reimbursement Agreement", "Majority Lenders", "Maturity Date", "Multicurrency Borrowers", "Obligation", "Reimbursement Obligation", "Performance Level I", "Performance Level II" and "Termination Date" in their entirety and to substitute the following therefor:

             "Advance" means an advance by a Lender to the U.S. Borrower pursuant to Sections 2.01 and 2.03, and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of Advance).

             "Applicable Eurocurrency Rate Margin" means, as of any date, in respect of the then applicable Performance Level, a per annum rate as set forth below:

   Applicable Eurocurrency Rate Margin
   (per annum rate)

                                           Applicable
             Performance Level        Eurocurrency Rate Margin

             Performance Level I           0.2250%

             Performance Level II          0.2750%

             Performance Level III         0.3000%

             Performance Level IV          0.3375%

             Performance Level V           0.4250%;

        provided that if, in respect of any calendar month, the sum of (a) the average aggregate principal amount of Advances outstanding during such calendar month, (b) the average aggregate principal amount of B Advances outstanding during such calendar month, (c) the average aggregate principal amount of Multicurrency Advances outstanding during such calendar month, and (d) the average aggregate face amount of all outstanding Letters of Credit during such calendar month, shall exceed an amount equal to fifty percent (50%) of the average aggregate Commitments during such calendar month, then the Applicable Eurocurrency Rate Margin during the month immediately succeeding such calendar month shall be the per annum rate as set forth below opposite the Performance Level which is applicable during such immediately succeeding calendar month:

                       Applicable Eurocurrency Rate Margin
                                (per annum rate)
                            During the Calendar Month
                    Immediately Succeeding the Calendar Month
                              of Excess Utilization

                                           Applicable
             Performance Level        Eurocurrency Rate Margin

             Performance Level I           0.2750%

             Performance Level II          0.3250%

             Performance Level III         0.3500%

             Performance Level IV          0.3875%

             Performance Level V           0.5500%

             "Applicable Lending Office" means, with respect to each Lender,
        (i) such Lender's Domestic Lending Office in the case of a Base Rate Advance, (ii) such Lender's Eurocurrency Lending Office(s) designated on Schedule I or in an Assignment and Acceptance or other written notice to the Agent and London Agent in the case of each Type of Eurocurrency Advance and (iii) the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office with respect to a given B Advance, in the case of B Advances.

             "Letter of Credit Reimbursement Agreement" means, with respect to a Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single or several documents, taken together) as the Issuing Bank from which the Letter of Credit is requested may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by the Issuing Bank and the U.S. Borrower (and, with respect to any Letter of Credit issued for the account of any Subsidiary of the U.S. Borrower, such Subsidiary) and as are not materially adverse (in the judgment of the Issuing Bank) to the interests of the Lenders; provided, however, in the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall control.

             "Majority Lenders" means Lenders as of a given time whose Pro Rata Shares, in the aggregate, are greater than sixty-six and two-thirds percent (66-2/3%); provided, however, that if any of the Lenders shall have failed to fund its Pro Rata Share of any Advance or Multicurrency Advance requested under this Agreement which such Lender is obligated to fund under the terms of this Agreement and any such failure has not been cured, then for so long as such failure continues, "Majority Lenders" means the Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Shares of such Advances or Multicurrency Advances have not been cured) whose Pro Rata Shares are greater than sixty-six and two-thirds percent (66-2/3%) of the aggregate Pro Rata Shares of such Lenders; provided, further, however, that if the Commitments have been terminated pursuant to the terms of this Agreement, "Majority Lenders" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of all Advances and Multicurrency Advances are greater than sixty-six and two-thirds percent (66-2/3%); provided, further, however, that if the Commitments shall have been terminated, all Advances and Multicurrency Advances shall have been repaid in full and no Letters of Credit shall then be outstanding, "Majority Lenders" shall mean Lenders holding at least 66-2/3% of the then aggregate unpaid principal amount of the B Notes. For purposes of this definition, all amounts will be calculated in U.S. dollar equivalents using the Exchange Rates in effect as of the date of calculation.

             "Maturity Date" means December 21, 1997.

             "Multicurrency Borrowers" means Giddings & Lewis AG (or such Affiliate of Giddings & Lewis AG to which the operations of the division of Giddings & Lewis AG known, as of the Closing Date, as Giddings & Lewis AG, U.K. Branch may be transferred as permitted by the terms of this Agreement), Giddings & Lewis, Ltd. and Giddings & Lewis GmbH; and "Multicurrency Borrower" means any of the Multicurrency Borrowers.

             "Obligation" means all Advances, B Advances, Multicurrency Advances, debts, liabilities, obligations, covenants and duties owing by the U.S. Borrower and/or the Multicurrency Borrowers to the Agent, London Agent, any Lender, any Issuing Bank, any Affiliate of the Agent or London Agent, any Lender or any Issuing Bank, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement, the Notes, the B Notes, the Letters of Credit, or the other Loan Documents, and whether or not for the payment of money, whether arising by reason of extension of credit, opening or amendment of a Letter of Credit or payment of any draft drawn thereunder, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to the U.S. Borrower or either Multicurrency Borrower under this Agreement or any other Loan Document.

             "Performance Level I" means that level of financial performance of the U.S. Borrower, measured as of the end of a fiscal quarter of the U.S. Borrower, at which all of the following tests have been met:

             (i) the Interest Coverage Ratio for the then most recently ended four (4) fiscal quarter period of the U.S. Borrower is greater than or equal to 5.25 to 1;

             (ii) the Funded Debt to Capitalization Ratio for the then most recently ended four (4) fiscal quarter period of the U.S. Borrower is less than or equal to 0.35 to 1; and

             (iii) no Event of Default has occurred and is continuing unwaived at the end of the initial fiscal quarter in which the tests in clauses (i) and (ii) have been met.

             "Performance Level II" means that level of financial performance of the U.S. Borrower, measured as of the end of a fiscal quarter of the U.S. Borrower, at which all of the following tests have been met:

             (i) the Interest Coverage Ratio for then most recently ended four (4) fiscal quarter period of the U.S. Borrower is greater than or equal to 4.8 to 1;

             (ii) the Funded Debt to Capitalization Ratio for the then most recently ended four (4) fiscal quarter period of the U.S. Borrower is less than or equal to 0.38 to 1;

             (iii) no Event of Default has occurred and is continuing unwaived at the end of the initial fiscal quarter in which the tests in clauses (i) and (ii) have been met; and

             (iv) the conditions of Performance Level I are not satisfied as of such date.

             "Reimbursement Obligation" means, as to the Lenders, the aggregate non-contingent reimbursement or repayment obligations as of a Reimbursement Date of the U.S. Borrower (together with the joint and several non-contingent reimbursement or repayment obligations of the Subsidiary of the U.S. Borrower for whose account the Letter of Credit is issued, if applicable) with respect to amounts drawn under Letters of Credit (i) denominated in U.S. dollars and/or (ii) calculated in U.S. dollars for Letters of Credit denominated in non-U.S. currency based on the Exchange Rate as of such date for such non-U.S. currency; and, as to an Issuing Bank, the aggregate non-contingent reimbursement or repayment obligations as of a Reimbursement Date of the U.S. Borrower (together with the joint and several non-contingent reimbursement or repayment obligations of the Subsidiary of the U.S. Borrower for whose account the Letter of Credit is issued, if applicable) with respect to amounts drawn under Letters of Credit issued by such Issuing Bank calculated as of the Reimbursement Date in the currency in which such Letters of Credit were issued.

             "Termination Date" means the Maturity Date or the earlier date of termination in whole of the Commitments pursuant to
        Section 2.06, 2.12, or 6.01, or such later date as shall be determined under Section 8.10; provided in each case that if such day shall not be a Business Day, the Termination Date shall occur on the immediately preceding Business Day.

             1.2. Section 1.01 is further amended to add the following defined terms to such Section in proper alphabetical order:

             "B Advance" means an advance by a Lender to the U.S. Borrower as part of a B Borrowing resulting from the auction bidding procedure described in Section 2.19.

             "B Borrowing" means a borrowing consisting of B Advances made by a Lender or Lenders whose offer to make one or more B Advances as part of such borrowing has been accepted by the U.S. Borrower under the auction bidding procedure described in Section 2.19.

             "B Note" means a promissory note executed and delivered by the U.S. Borrower and payable to the order of any Lender, in substantially the form of Exhibit C-1 hereto, evidencing the indebtedness of the U.S. Borrower to such Lender resulting from a B Advance made by such Lender.

             "B Reduction" has the meaning specified in Section 2.01.

             "Extension Request" has the meaning specified in Section
        8.10.

             "Facility Fee" has the meaning specified in Section 2.05.

             "Notice of B Borrowing" has the meaning specified in Section 2.19(a)(i).

             "Performance Level" means any of Performance Level I, Performance Level II, Performance Level III, Performance Level IV or Performance Level V.

             "Performance Level III" means that level of financial performance of the U.S. Borrower, measured as of the end of a fiscal quarter of the U.S. Borrower, at which all of the following tests have been met:

             (i) the Interest Coverage Ratio for the then most recently ended four (4) fiscal quarter period of the U.S. Borrower is greater than or equal to 3.9 to 1;

             (ii) the Funded Debt to Capitalization Ratio for the then most recently ended four (4) fiscal quarter period of the U.S. Borrower is less than or equal to 0.41 to 1;

             (iii) no Event of Default has occurred and is continuing unwaived at the end of the initial fiscal quarter in which the tests in clauses (i) and (ii) have been met; and

             (iv) the conditions of Performance Level I and Performance Level II are not satisfied as of such date.

             "Performance Level IV means that level of financial performance of the U.S. Borrower, measured as of the end of a fiscal quarter of the U.S. Borrower, at which all of the following tests have been met:

             (i) the Interest Coverage Ratio for the then most recently ended four (4) fiscal quarter period of the U.S. Borrower is greater than or equal to 3.25 to 1;

             (ii) the Funded Debt to Capitalization Ratio for the then most recently ended four (4) fiscal quarter period of the U.S. Borrower is less than or equal to 0.47 to 1;

             (iii) no Event of Default has occurred and is continuing unwaived at the end of the initial fiscal quarter in which the tests in clauses (i) and (ii) have been met; and

             (iv) the conditions of Performance Level I, Performance Level II and Performance Level III are not satisfied as of such date.

             "Performance Level V means that level of financial performance of the U.S. Borrower, measured as of the end of a fiscal quarter of the U.S. Borrower, at which none of Performance Level I, Performance Level II, Performance Level III or Performance Level IV shall have been achieved.

             1.3. Section 1.01 is further amended to delete clause (i) of the defined term "Eligible Assignee" in its entirety and to substitute the following therefor:

             (i) any Lender (or any Affiliate of such Lender);

             1.4. Section 1.01 is further amended to delete clause (iii) of the defined term "Letter of Credit Obligations" in its entirety and to substitute the following therefor:

             (iii) the then aggregate face amount of all Letters of Credit requested by the U.S. Borrower and the Multicurrency Borrowers but not yet issued (unless the request for an unissued Letter of Credit has been denied pursuant to Section 2.04(c)(i)).

             1.5. Section 1.01 is further amended to add the following sentence to the end of the defined term "Subsidiary":

             With respect to the U.S. Borrower, "Subsidiary" shall include each Multicurrency Borrower.

             1.6. Section 1.01 is further amended to delete the defined term "Unused Facility Fee" in its entirety.

             1.7. Section 2.01 is amended (i) to add "(a)" to the beginning of first sentence thereof, (ii) to delete the last sentence thereof in its entirety and (iii) to add the following Sections 2.01(b) and (c) thereto:

             (b) The aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the B Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be applied to the Lenders ratably according to their respective Pro Rata Shares (such deemed use of the aggregate amount of the Commitments being a "B Reduction").

             (c) Within the limits of each Lender's Commitment and the foregoing restrictions in this Section 2.01, the U.S. Borrower may borrow, prepay pursuant to Section 2.12(a) and reborrow under this
        Section 2.01.

             1.8. Section 2.04(c)(i) is amended to add the phrase "or any Multicurrency Borrower" after the term "U.S. Borrower" contained in the first sentence thereof.

             1.9. Section 2.04(c)(i) is further amended (i) to delete "and" from the end of clause (1)(g) thereof; (ii) to delete the period from the end of clause (2)(e) thereof and to substitute a semicolon therefor, and
   (iii) to add the following clause (3) thereto:

        and (3) with respect to each such notice delivered by a Multicurrency Borrower with respect to Letters of Credit to be issued, amended or extended, as applicable, such notice shall be accompanied by a certificate from the U.S. Borrower (X) certifying that all conditions precedent to such issuance, amendment or extension, as applicable, have been satisfied, (Y) confirming the accuracy of the information specified in such notice and (Z) confirming that the U.S. Borrower is
        (i) jointly and severally applying for such Letters of Credit and
        (ii) jointly and severally liable for all Reimbursement Obligations, Letter of Credit Fees and all other Issuing Bank charges in the nature of those described in Section 2.04(g) hereof with respect to such Letters of Credit.

             1.10. Section 2.05(a) is amended to delete such Section in its entirety and to substitute the following therefor:

             (a) Facility Fee. The U.S. Borrower agrees to pay to the Agent for the account of each Lender a facility fee ("Facility Fee") at the respective rate per annum set forth below on such Lender's Pro Rata Share of the aggregate average daily Commitments of all Lenders (whether used or unused, and without regard to any B Reduction that may then exist) from December 21, 1994 until the Termination Date. The Facility Fee shall be payable monthly, in arrears, on the first day of each calendar month, commencing on January 1, 1995, and on the Termination Date. The Facility Fee in respect of any period shall be determined on the basis of the Performance Level which is applicable during such period, in accordance with the table set forth below.
        The rate per annum at which such Facility Fee is calculated shall change when and as the existing Performance Level changes.

                  Performance Level          Facility Fee
                                           (Rate per annum)

                  Performance Level I           0.1250%

                  Performance Level II          0.1750%

                  Performance Level III         0.2000%

                  Performance Level IV          0.2250%

                  Performance Level V           0.3250%

             1.11. Section 2.05 is further amended to add the following clause (f) thereto:

             (f) Auction Fee. The U.S. Borrower agrees to pay to the Agent, for the account of the Agent, on the date of issuance of each Notice of B Borrowing, an auction fee in the amount of $2,000. Such fee shall be fully earned upon issuance of such Notice of B Borrowing and shall be nonrefundable without regard to whether or not any B Advances are thereafter made in response to the solicitation of bids made in such Notice of B Borrowing.

             1.12. Section 2.07 is amended to delete the second sentence of such Section in its entirety and to substitute the following therefor:

             The U.S. Borrower shall repay the principal amount of each B Advance made to it by a Lender to such Lender in accordance with the B Notes payable to the order of such Lender. To the extent the sum, at any time, of the outstanding Advances, plus the outstanding B Advances, plus Letter of Credit Obligations, plus the Multicurrency Reserve then in effect, exceeds the aggregate Commitments then in effect, the U.S. Borrower shall, without notice or demand of any kind, immediately make a payment to the Agent for the benefit of the Lenders in such amount as is required to eliminate such excess for application first on the outstanding Advances, if any, until paid in full, second as cash collateral for the Letter of Credit Obligations, if Letters of Credit are then outstanding until the amount of cash collateral equals the then outstanding face amount of such Letters of Credit, and finally on the outstanding B Advances, if any, until paid in full.

             1.13.  Section 2.12(b) is amended to delete clause (v) such
   Section in its entirety and to substitute the following therefor:

             (v) then, apply such amount to the outstanding B Advances, together with accrued interest to the date of such prepayment on the amount prepaid until repaid in full, and the Commitments shall thereupon be permanently reduced by the amount of such prepayment applied to the outstanding B Advances and the Commitment of each Lender shall be reduced proportionately in accordance with its Pro Rata Share, and

             (vi) last, refund any remaining balance of such Net Cash Proceeds to the U.S. Borrower.

             1.14. Section 2.15(a) is amended (i) to delete the comma after the second reference to the term "Advances" in the first sentence thereof and to substitute the phrase "and B Advances" therefor, and (ii) to add the phrase ", B Advances" after each reference to the term "Advances" contained in such Section other than the second reference to such term as described in clause (i) above.

             1.15. Section 2.15(b)(i) is amended to delete such Section in its entirety and to substitute the following therefor:

             (i) [Intentionally Omitted.]

             1.16. Section 2.15(b)(ii) is amended to add the phrase ", under the B Notes" immediately after the phrase "the U.S. Borrower hereunder" contained in the second sentence of such Section.

             1.17. Section 2.15(c) is amended to delete each reference to the term "Unused Facility Fees" contained in such Section and to substitute the term "Facility Fees" for each such reference.

             1.18. Section 2.15(d) is amended to delete such Section in its entirety and to substitute the following therefor:

             (d) Whenever any payment hereunder, under the Notes or under the B Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the immediately succeeding Business Day, and such extension of time shall in such cases be included in the computation of interest or Facility Fees due on such Business Day, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurocurrency Advances to be made in the immediately succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

             1.19. Section 2.15(e) is amended to delete clause (i) contained in the second sentence of such Section in its entirety and to substitute the following therefor:

             (i) with respect to Advances and B Advances, as applicable, at the Federal Funds Rate and

             1.20. The Credit Agreement is further amended to add the following Sections thereto:

             SECTION 2.19. The B Advances. (a) Each Lender severally agrees that the U.S. Borrower may make B Borrowings in U.S. dollars under this Section 2.19 from time to time on any Business Day during the period from December 21, 1994 until the date occurring 30 days prior to the Termination Date in the manner set forth below; provided that, following the making of each B Borrowing, the sum of (i) aggregate amount of all Advances then outstanding, (ii) the aggregate amount of all B Advances then outstanding, (iii) the Multicurrency Reserve then in effect and (iv) the Letter of Credit Obligations then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders (computed without regard to any B Reduction) then in effect.

             (i)  The U.S. Borrower may request a B Borrowing under this
        Section 2.19 by delivering to the Agent, by telecopier, telex or cable, confirmed immediately in writing, a notice of a B Borrow-ing in substantially the form of Exhibit D-1 hereto, (a "Notice of B Borrowing"), specifying (a) the date and aggregate amount of the proposed B Borrowing, (b) the maturity date for repayment of each B Advance to be made as part of such B Borrowing (which maturity date shall be a Business Day and shall not be earlier than the date occurring 30 days after the date of such B Borrowing or later than the Termination Date), (c) the interest payment date or dates relating thereto, and (d) any other terms to be applicable to such B Borrowing, not later than 10:30 A.M. (New York City time) (A) at least one Business Day prior to the date of the proposed B Borrowing, if the U.S. Borrower shall specify in the Notice of B Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum and
        (B) at least four (4) Business Days prior to the date of the proposed B Borrowing, if the U.S. Borrower shall specify in the Notice of B Borrowing the basis to be used by the Lenders in determining the rates of interest to be offered by them. The Agent shall in turn promptly notify each Lender of each request for a B Borrowing received by it from the U.S. Borrower by delivering to such Lender by telecopier a copy of the related Notice of B Borrowing.

             (ii) Each Lender may, if, in its sole discretion, it so elects, irrevocably offer to make one or more B Advances to the U.S. Borrower as part of such proposed B Borrowing at a rate or rates of interest specified by such Lender, in its sole discretion, by notifying the Agent in writing (which shall give prompt notice thereof to the U.S. Borrower), before 10:00 A.M. (New York City time) (A) on the date of such proposed B Borrow-ing, in the case of a Notice of B Borrowing delivered pursuant to clause (A) of clause (i) above and (B) three (3) Business Days before the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (B) of clause (i) above, of the minimum amount and maximum amount of each B Advance which such Lender would be willing to make as part of such proposed B Borrowing (which amounts may, subject to the proviso to the first sentence of this Section 2.19(a), exceed such Lender's Commitment), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such B Advance; provided that if the Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the U.S. Borrower of such offer before 9:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Agent, before 10:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any B Advance as part of such B Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any B Advance as part of such proposed B Borrowing, nor shall such failure result an any liability of such Lender to the Agent.

             (iii) The U.S. Borrower shall, (A) before 11:00 A.M. (New York City time) on the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (A) of clause (i) above and (B) before 1:00 P.M. (New York City time) three (3) Business Days before the date of such proposed
        B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (B) of clause (i) above, either:

                  (x) cancel its request for such B Borrowing by giving
             the Agent written notice to that effect, or

                  (y) accept one or more of the offers made by any Lender or Lenders pursuant to clause (ii) above, in the sole discretion of the U.S. Borrower, by giving written notice to the Agent of the amount of each B Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the U.S. Borrower by the Agent on behalf of such Lender for such B Advance pursuant to clause (ii) above) to be made by each Lender as part of such B Borrowing, and reject any remaining offers made by Lenders pursuant to clause (ii) above by giving the Agent written notice to that effect. The U.S. Borrower shall accept offers on the basis of the respective rates quoted, selecting first the lowest such rate and accepting offers thereafter in ascending order of such rates.

             (iv) If the U.S. Borrower notifies the Agent that such B Borrowing is cancelled pursuant to clause (iii)(x) above, the Agent shall give prompt written notice thereof to the Lenders and such B Advance shall not be made.

             (v) If the U.S. Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to clause (iii)(y) above, the Agent shall thereupon promptly notify (A) each Lender that has made an offer as described in clause (ii) above, of the date and aggregate amount of such B Borrowing and whether or not any offer or offers made by such Lender pursuant to clause (ii) above have been accepted by the U.S. Borrower, (B) each Lender that is to make a B Advance as part of such B Borrowing, of the amount of each B Advance to be made by such Lender as part of such B Borrowing, and (C) each Lender that is to make a B Advance as part of such B Borrowing, upon receipt, that the Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Lender that is to make a B Advance as part of such B Borrowing shall, before 12:00 noon (New York City time) on the date of such B Borrowing specified in the notice received from the Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Agent at the Payment Office such Lender's B Advance, in same day funds. Upon fulfillment of the applicable conditions set forth in
        Article III and after receipt by the Agent of such funds, the Agent will make such funds available to the U.S. Borrower at the Payment Office. Promptly after each B Advance, the Agent will notify each Lender of the amount of the B Borrowing, the consequent B Reduction and the dates upon which such B Reduction commenced and will terminate.

             (b) Each B Borrowing shall be in an aggregate amount not less than $20,000,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of each B Borrowing, the U.S. Borrower shall be in compliance with the limitation set forth in the proviso to the first sentence of Section 2.19(a) above.

             (c)  Within the limits and on the conditions set forth in this
        Section 2.19, the U.S. Borrower may from time to time borrow under this Section 2.19, repay or prepay pursuant to Section 2.19(d) below, and reborrow under this Section 2.19; provided that a B Borrowing shall not be made within three (3) Business Days before or after the date of any other B Borrowing.

             (d) The U.S. Borrower shall repay to the Agent for the account of each Lender which has made a B Advance, or each other holder of a B Note, on the maturity date of each B Advance (such maturity date being that specified by the U.S. Borrower for repayment of such B Advance in the related Notice of B Borrowing delivered pursuant to
        Section 2.19(a)(i) above and provided in the B Note evidencing such B Advance), the then unpaid principal amount of such B Advance. The U.S. Borrower shall have no right to prepay any B Advance unless, and then only on the terms specified by the U.S. Borrower for such B Advance in the related Notice of B Borrowing delivered pursuant to
        Section 2.19(a)(i) above and set forth in the B Note evidencing such B Advance.

             (e) The U.S. Borrower shall pay interest on the unpaid principal amount of each B Advance from the date such B Advance is made to the date such B Advance is repaid in full, at the rate of interest for such B Advance specified by the Lender making such B Advance in its notice with respect thereto delivered pursuant to
        Section 2.19(a)(ii) above, on the interest payment date or dates specified by the U.S. Borrower for such B Advance in the related Notice of B Borrowing delivered pursuant to Section 2.19(a)(i) above, as provided in the B Note evidencing such B Advance.

             (f) The indebtedness of the U.S. Borrower resulting from each B Advance made to the U.S. Borrower shall be evidenced by a separate B Note of the U.S. Borrower payable to the order of the Lender making such B Advance.

             SECTION 3.04. Conditions Precedent to Each B Borrowing. The obligation of each Lender which is to make a B Advance (including the initial B Advance) to make such B Advance at any time is subject to the conditions precedent that (i) the Agent shall have received the Notice of B Borrowing with respect thereto, (ii) on or before the date of such B Borrowing, but prior to such B Borrowing, the Agent shall have received a B Note payable to the order of such Lender for each of the one or more B Advances to be made by such Lender as part of such B Borrowing, in a principal amount equal to the principal amount of the B Advance to be evidenced thereby and otherwise on such terms as were agreed to for such B Advance in accordance with Section 2.19, and (iii) on the date of such B Borrowing the following statements shall be true (and each of the giving of the applicable Notice of B Borrowing and the acceptance by the U.S. Borrower of the proceeds of such B Borrowing shall constitute a representation and warranty by the U.S. Borrower that on the date of such B Borrowing such statements are true):

             (a)  The representations and warranties contained in
        Section 4.01 are correct on and as of the date of such B
        Borrowing, before and after giving effect to such B Borrowing and to the application of the proceeds therefrom, as though made on and as of such date,

             (b) No event has occurred and is continuing, or would result from such B Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both, and

             (c) No event has occurred and no circumstance exists which has or is reasonably likely to have a Material Adverse Effect.

             SECTION 8.10. Extensions of the Commitments. (a) The U.S. Borrower may, by written notice (an "Extension Request") given to the Agent not less than 60 days (and not earlier than 90 days) prior to each of December 21, 1995 and December 21, 1996, request that the Termination Date then in effect be extended for a one-year period beyond such date. The Agent shall promptly advise each Lender of its receipt of any Extension Request. Each Lender may, in its sole discretion, consent to a requested extension by giving written notice thereof to the Agent and the U.S. Borrower by not later than the Business Day (the "Acceptance Deadline Date") 30 days prior to December 21, 1995 or December 21, 1996, as applicable. Failure on the part of any Lender to respond to an Extension Request shall be deemed to be a denial of such request by such Lender. If all of the Lenders as of the date of any given Extension Request shall consent in writing to the requested extension, such request shall be granted. The Agent shall promptly (and in any event by no later than the close of business on the applicable Acceptance Deadline Date) notify the U.S. Borrower in writing as to whether the requested extension has been granted (such written notice being an "Extension Confirmation Notice"), and shall promptly thereafter provide a copy of such Extension Confirmation Notice to each Lender. Each permitted extension shall become effective on the then immediately succeeding anniversary date of December 21, 1994. Each Extension Confirmation Notice shall specify therein the new Termination Date.

             (b) The failure of the U.S. Borrower to issue an Extension Request prior to December 21, 1995 shall not operate as a waiver of the U.S. Borrower's right to issue an Extension Request prior to December 21, 1996; provided, that no extension granted under this
        Section 8.10 at any one time shall exceed a period of 365 days.

             1.21. Section 4.01(g) is amended to add the phrase ", B Advance" after the term "Advance" contained in such Section.

             1.22. Section 7.01 is amended to add the phrase ", B Advances" after the term "Advances" contained in such Section.

             1.23. Section 7.02 is amended to add the phrase ", B Advances" after the term "Advances" contained in such Section.

             1.24. Section 7.03 is amended (i) to add the phrase ", B Advances" after the term "Advances" contained in such Section and (ii) to add "or B Note" after the term "Note" contained in such Section.

             1.25. Section 7.03 is amended to add the following after each reference to the term "Pro Rata Share" contained therein:

             (or, in the event that the Commitments have been terminated pursuant to the terms of this Agreement, each Lender's ratable portion of the aggregate outstanding principal balance of all Advances, B Advances, Multicurrency Advances and Letter of Credit Obligations)

             1.26. Section 8.02 is amended to delete clause (iii) thereof in its entirety and to substitute the following therefor:

             (iii) if to the Agent, c/o Citicorp North America, Inc., 200 South Wacker Drive, Chicago, Illinois 60606, Attention: Richard Michael, Telecopier No.: (312) 993-1050, Telephone No.: (312) 993-3130;

             1.27. Section 8.07(a) is amended to add the phrase "(other than in respect of any B Notes or B Advances then held by such Lender)" after the term "Agreement" in the eighth line of such Section.

             1.28. The Credit Agreement is further amended to delete the amounts set forth under the caption "Commitment" opposite the name of each Lender on the signature pages of the Credit Agreement in their entirety and to substitute therefor the amounts set forth below opposite the name of each Lender:

             Commitment

             $34,000,000    CITIBANK, N.A.

             $23,500,000    FIRSTAR BANK MILWAUKEE, N.A.

             $23,500,000    THE BANK OF NOVA SCOTIA

             $23,500,000    NORWEST BANK MINNESOTA,
                            NATIONAL ASSOCIATION

             $23,500,000    COMMERZBANK AKTIENGESELLSCHAFT
                            GRAND CAYMAN BRANCH

             $23,500,000    FIRST BANK NATIONAL
                            ASSOCIATION

             $23,500,000    THE NORTHERN TRUST COMPANY

             1.29. The Credit Agreement is further amended to delete the amount set forth opposite the caption "Total Commitments" on the last signature page of the Credit Agreement in its entirety and to substitute therefor $175,000,000.

             1.30. Exhibit C-1 and Exhibit D-1 attached hereto are hereby added to the Credit Agreement.

             SECTION 2. Successor Agents. Pursuant to Section 7.06 of the Credit Agreement, the Retiring Agent and the Retiring London Agent each hereby gives notice to the Lenders, the Issuing Banks and the U.S. Borrower of its resignation as the "Agent" and "London Agent," as the case may be, under the Credit Agreement effective as of the effective date of this Amendment. Effective as of the effective date of this Amendment, each Lender and each Issuing Bank hereby appoints Citibank as the "Agent" and Citibank International plc as the "London Agent" under the Credit Agreement and authorizes the Agent and the London Agent, as applicable, to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent or London Agent, as the case may be, by the terms hereof, together with such powers as are reasonably incidental thereto.

             SECTION 3. Conditions Precedent. This Amendment shall become effective and shall be deemed effective as of date first above written upon the satisfaction of the following conditions precedent on or before December 21, 1994: (a) no event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; (b) the Agent shall have received ten (10) copies of this Amendment duly executed by the U.S. Borrower, the Multicurrency Borrowers, each of the Lenders and Issuing Banks, the Agent and the London Agent; and (c) the U.S. Borrower shall have paid to Citicorp Securities, Inc. ("CSI") an arrangement fee pursuant to the terms of that certain Fee Letter between the U.S. Borrower and CSI.

             SECTION 4. Representations and Warranty of the U.S. Borrower and the Multicurrency Borrowers.

             4.1 Each of the U.S. Borrower and the Multicurrency Borrowers hereby represents and warrants that this Amendment constitutes a legal, valid and binding obligation of such Person enforceable against it in accordance with its terms.

             4.2 Upon the effectiveness of this Amendment, the U.S. Borrower reaffirms all covenants, representations and warranties made in the Credit Agreement to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

             SECTION 5.  Reference to and Effect on the Credit Agreement.

             5.1. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in reference to the Credit Agreement as amended hereby.

             5.2. Except as specifically amended hereby, the Credit Agreement and other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

             5.3. The execution, delivery and effectiveness of this Amendment shall not (a) operate as a waiver of any right, power or remedy of the Agent, the London Agent, any Lender or any Issuing Bank under the Credit Agreement or any other document, instrument or agreement executed in connection therewith, (b) constitute a waiver of any provision contained therein, nor (c) be deemed to be a consent to any other or further actions or occurrences, except as specifically set forth herein.

             SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

             SECTION 7. Paragraph Headings. The paragraph headings contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

             SECTION 8. Condition Subsequent. On or prior to February 28, 1995 the Agent shall have received a certificate of the respective Secretaries of the U.S. Borrower and each Multicurrency Borrower certifying (i) the names and signatures of the officers of such Person authorized to sign the Amendment, and (ii) that attached thereto is a true and complete copy of the resolutions of such Person's Board of Directors approving and authorizing the execution, delivery and performance of the Amendment. The parties hereto agree that if the Agent shall not have received the certificates referred to in the immediately preceding sentence on or prior to February 28, 1995, such failure shall be an Event of Default described in Section 6.01(b) of the Credit Agreement, entitling the Agent, the Lenders and the Issuing Banks to all of the rights and remedies set forth in Section 6.01 of the Credit Agreement.

             SECTION 9. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

             IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                      GIDDINGS & LEWIS, INC.


                                      By /s/ Douglas E. Barnett
                                       -------------------------
                                      Title: Treasurer

                                      GIDDINGS & LEWIS GmbH


                                      By /s/ Douglas E. Barnett
                                       -------------------------
                                      Title: Treasurer

                                      GIDDINGS & LEWIS, LTD.


                                      By /s/ Douglas E. Barnett
                                       -------------------------
                                      Title: Treasurer


                                      CITICORP NORTH AMERICA, INC.,
                                      as Retiring Agent

                                      By /s/ Jeff Kline
                                       --------------------------
                                               Vice President

                                      CITIBANK, N.A., as Agent


                                      By /s/ Barbara A. Cohen
                                       --------------------------
                                               Vice President

                                      CITICORP INVESTMENT BANK LIMITED, as
                                      Retiring London Agent


                                      By /s/
                                       ---------------------------
                                           Vice President

                                      CITIBANK INTERNATIONAL PLC, as London
                                      Agent


                                      By /s/
                                       ---------------------------
                                           Vice President

                                      CITIBANK, N.A., LONDON, as an Issuing
                                      Bank


                                      By /s/ David F. Collins
                                       ----------------------------
                                      Title:  Vice President

                                      CITIBANK, N.A., as a Lender and Issuing
                                      Bank

                                      By /s/ Barbara A. Cohen
                                       ----------------------------
                                      Title:  Vice President

                                      FIRSTAR BANK MILWAUKEE, N.A., as a
                                      Lender and Issuing Bank


                                      By /s/ Robert Flosbach
                                       ---------------------------
                                      Title: Vice President

                                      THE BANK OF NOVA SCOTIA, as a Lender


                                      By /s/ F. C. H. Ashby
                                       ----------------------------
                                      Title: Senior Manager of Loan
                                             Operations

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION, as a Lender and Issuing
                                      Bank


                                      By /s/ Phil Neary
                                       ----------------------------
                                      Title: Vice President


                                      COMMERZBANK AKTIENGESELLSCHAFT GRAND
                                      CAYMAN BRANCH, as a Lender and Issuing
                                      Bank


                                      By /s/ Wiliam Brent Peterson
                                       -----------------------------
                                      Title: Assistant Treasurer


                                      By /s/ Dr. Helmut Tonner
                                       ------------------------------
                                      Title: Executive Vice President


                                      FIRST BANK NATIONAL ASSOCIATION, as a
                                      Lender and Issuing Bank


                                      By /s/ Marri B. Bernhardson
                                       ------------------------------
                                      Title: Vice President


                                      THE NORTHERN TRUST COMPANY, as a Lender


                                      By /s/ Julie J. Wigdale
                                       ------------------------------
                                      Title: Vice President

                                   EXHIBIT C-1
                                       to
                 Credit Agreement dated as of December 21, 1992

                                 FORM OF B NOTE

                                   (Attached.)

   [Amount]                           Dated:  ____________, 19__


             FOR VALUE RECEIVED, the undersigned, GIDDINGS & LEWIS, INC., a Wisconsin corporation (the "U.S. Borrower"), HEREBY PROMISES TO PAY to the order of _____________________________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below), on __________, 19__, the principal amount of ______________
   Dollars (______________). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement referred to below.

             The U.S. Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

        Interest Rate: ____% per annum (calculated on the basis of a year of ____ days for the actual number of days elapsed).
        Interest Payment Date or Dates:  _________________________

             Both principal and interest are payable in lawful money of the United States of America to the Agent (as defined below) for the account of the Lender at the office of Citibank, N.A. at 399 Park Avenue, New York, New York 10043 in same day funds and, subject to the terms of the Credit Agreement, free and clear of and without any deduction, with respect to the payee named above, for any and all present and future taxes, deductions, charges or withholdings, and all liabilities with respect thereto.

             This Promissory Note is one of the B Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of December 21, 1992 (as the same has been and hereafter may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among the U.S. Borrower, the Multicurrency Borrowers, the Lender and certain other lenders parties thereto, the Issuing Banks, Citibank, N.A. as agent (the "Agent") for the Lender, such other lenders and the Issuing Banks, and Citibank Investment Bank Limited, as London Agent for the Lender and such other lenders. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

             The U.S. Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

             This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                      GIDDINGS & LEWIS, INC.



                                      By: _________________________
                                          Title:

                                   EXHIBIT D-1

                                       to
                 Credit Agreement dated as of December 21, 1992

                          FORM OF NOTICE OF B BORROWING

                                   (Attached.)

                                     [Date]



   Citibank, N.A., as Agent
   399 Park Avenue
   New York, New York  10043
   Attention: ___________________

   Citicorp North America, Inc.
   200 South Wacker Drive
   Chicago, Illinois 60606
   Attention:  Mark Stohlquist


   Gentlemen:

             The undersigned, Giddings & Lewis, Inc. (the "U.S. Borrower"), refers to the Credit Agreement, dated as of December 21, 1992 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the U.S. Borrower, the "Multicurrency Borrowers", the "Lenders" party thereto from time to time, the "Issuing Banks" party thereto from time to time Citibank, N.A. ("Citibank"), as agent for the Lenders and Issuing Banks (the "Agent"), and Citicorp Investment Bank Limited, as an agent for the Lenders (the "London Agent"). The U.S. Borrower hereby gives you notice pursuant to Section 2.19(a)(i) of the Credit Agreement that the undersigned hereby requests a B Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such B Borrowing (the "Proposed B Borrowing") is requested to be made:

        (A)  Date of B Borrowing:____________________________
        (B)  Amount of B Borrowing: _________________________
        (C)  Maturity Date: _________________________________
        (D)  Interest Rate Basis: ___________________________
        (E)  Interest Payment Date(s): ______________________
        (F)  _____________________     ______________________
        (G)  _____________________     ______________________


             The U.S. Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed B Borrowing:

             (a)  the representations and warranties contained in
        Section 4.01 of the Credit Agreement are correct in all material respects, before and after giving effect to the Proposed B Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

             (b) no event has occurred and is continuing, or would result from the Proposed B Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

             (c) the aggregate amount of the Proposed B Borrowing and all other Borrowings and B Borrowings to be made on the same day under the Credit Agreement is equal to or less than the aggregate amount of the unused Commitments of the Banks;

             The U.S. Borrower hereby confirms that the Proposed B Borrowing is to be made available to it in accordance with Section 2.19(a) of the Credit Agreement.

                                      Very truly yours,

                                      GIDDINGS & LEWIS, INC.



                                      By: _________________________
                                          Title: